UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039-5421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 443-4000

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Retirement Policy
On April 18, 2012, the Compensation Committee of the Board of Directors of Celanese Corporation (the “Company”) adopted a retirement policy affecting equity awards (the “Retirement Policy”).  The Retirement Policy is effective immediately, applies to all Company employees holding certain equity awards, which includes all of the Company's named executive officers, and will be implemented by amendments to such outstanding awards and will be included in future equity award agreements.
The Retirement Policy provides that, upon the voluntary resignation or retirement of an employee who has attained the age of 55 and who has 10 years or more of service with the Company and its subsidiaries (the “Retirement”), in lieu of a forfeiture of unvested equity awards upon Retirement, a portion of the unvested equity awards will become vested as follows:

•
for stock options (“Stock Options”), a prorated portion based on the time between the grant date and Retirement for each vesting period will vest on the normal vesting schedule after Retirement, and such Stock Options will be exercisable after vesting for the original remaining term of the Stock Option, subject to applicable hold requirements included in the award agreement, which will continue to apply.

•
for time vesting restricted stock units (the “Time RSUs”), a prorated portion based on the time between the grant date and Retirement for each vesting period will vest on the normal vesting schedule after Retirement, with settlement to occur as otherwise provided in the award agreement, subject to applicable hold requirements included in the award agreement, which will continue to apply.

•
for performance vesting restricted stock units (the “Performance RSUs”), a prorated portion of the target award based on the time between the grant date and Retirement will vest on the normal vesting schedule after Retirement, with settlement to occur as provided in the award agreement, subject to adjustment for the performance features and further subject to applicable hold requirements included in the award agreement, which will continue to apply.

•	for other equity awards, a similar adjustment would be made.
The portion of Stock Options, Time RSUs and Performance RSUs that are not vested by reason of the Retirement Policy will be forfeited as of the Retirement Date. The Retirement Policy will apply to any annual grants of Stock Options, Time RSUs and Performance RSUs granted on and after October 1, 2010 as well as any new hire equity grants, but will not apply to retention or other off-cycle awards. As a condition to the receipt of prorated vesting under the Retirement Policy, the employee must agree in connection with Retirement to two-year non-compete and non-solicitation covenants, in addition to any other obligations the employee may have to the Company.
Douglas M. Madden and Jay C. Townsend are the only named executive officers of the Company who currently are eligible or will become eligible to retire from the Company during the vesting cycle of outstanding equity awards and obtain the benefits of the Retirement Policy. As a result of separate retirement provisions included in the offer letter for Mark C. Rohr, the Company's new chairman and chief executive officer, the Retirement Policy will not apply to his awards.
2009 Global Incentive Plan, as Amended and Restated April 19, 2012
At the Company's 2012 Annual Meeting of Stockholders held on April 19, 2012, the stockholders approved certain amendments to the Company's 2009 Global Incentive Plan (the “2009 GIP”).
The stockholders approved an increase of 8 million shares to the number of shares that may be issued under the 2009 GIP in the form of stock options, stock appreciation rights (the “SARs”), restricted stock, restricted stock units (the “RSUs”) and other stock-based awards and other amendments including, but not limited to, the following (collectively, the “Amendments”):

•
re-approval of the performance measures and individual award limits for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and streamlined provisions concerning incentive bonuses;

•	extension of the expiration date of the 2009 GIP until April 19, 2022 (10 years from the amended effective date);

•	addition of a definition of “change in control”;

•	clarification of share usage and recycling rules consistent with the Company’s practices;

•	clarification and consolidation of provisions regarding no repricing of options or SARs;

•	clarification that no dividend equivalents may be paid on performance-vesting restricted stock or RSU awards prior to satisfaction of such performance criteria; and

•	update and clarification of performance-based compensation provisions, including expansion of the qualifying performance criteria.
The Amendments were approved by the Company's Board of Directors on February 9, 2012, subject to the approval of the Company's stockholders. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 GIP filed herewith as Exhibit 10.1 and the discussion of the Amendments on pages 18 to 29 in the Company's 2012 Notice of Annual Meeting of Stockholders and Proxy Statement filed on Schedule 14A with the SEC on March 9, 2012, which are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 19, 2012, the Company held its 2012 Annual Meeting of Stockholders. During the Annual Meeting, the Company's stockholders were asked to consider and vote upon four proposals: (1) election of three Class II Directors and one Class III Director to the Company's Board of Directors to serve for terms that expire at the Annual Meeting of Stockholders in 2015 and 2013, respectively, or until their successors are duly elected and qualified; (2) advisory vote to approve executive compensation; (3) approval of amendments to the Company's 2009 Global Incentive Plan; and (4) ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2012.
As of the record date of February 21, 2012, there were 156,805,630 shares of the Company’s Series A Common Stock issued and outstanding and entitled to be voted at the 2012 Annual Meeting, if represented. For each proposal, the stockholder voting results were as follows:
1. Election of Directors. Each of the Director nominees for Class II and Class III was elected to serve for a term which expires at the annual meeting of stockholders in 2015 and 2013, respectively, by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Class II Directors:
James E. Barlett	132,146,786	3,344,839	36,931	8,272,622
David F. Hoffmeister	132,149,447	3,341,528	37,581	8,272,622
Paul H. O'Neill	135,122,785	369,338	36,433	8,272,622
Class III Director:
Jay V. Ihlenfeld	134,532,049	956,754	39,753	8,272,622
2. Advisory Vote to Approve Executive Compensation. The stockholders approved, on an advisory basis, the compensation of our named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
130,433,034	4,726,816	368,706	8,272,622

3. Amendments to the Company's 2009 Global Incentive Plan. The stockholders approved the amendments to the Company's 2009 Global Incentive Plan by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
130,811,417	4,684,330	32,809	8,272,622
4. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
141,376,000	2,413,322	11,856
The proposal to ratify the appointment of KPMG LLP was a routine matter and, therefore, there were no broker non-votes relating to this matter.
Item 7.01 Regulation FD Disclosure.
On April 23, 2012, the Company issued a press release announcing that its Board of Directors had approved a 25% increase in the Company’s quarterly common stock cash dividend. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
 Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits

Exhibit Number	Description
10.1	Celanese Corporation 2009 Global Incentive Plan, as Amended and Restated April 19, 2012
99.1	Press Release dated April 23, 2012*
* The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: April 23, 2012

Exhibit Index

Exhibit Number	Description
10.1	Celanese Corporation 2009 Global Incentive Plan, as Amended and Restated, April 19, 2012
99.1	Press Release dated April 23, 2012*
* The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.